Exhibit 99.2

Supplemental Operating and Financial Data

For the Quarter Ended
March 31, 2013

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Corporate Data

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Forward-Looking Statements

This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: risks associated with our ability to consummate the proposed merger and the timing of the closing of the proposed merger; risks associated with our liquidity situation, including our failure to obtain additional capital or extend or refinance debt maturities; risks associated with our failure to reduce our significant level of indebtedness; risks associated with the timing and consequences of loan defaults; risks associated with our loan modification and asset disposition efforts, including potential tax ramifications; risks associated with our ability to dispose of properties with potential value above the debt, if and when we decide to do so, at prices or terms set by or acceptable to us; general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and potential liability for uninsured losses and environmental contamination.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K filed on March 18, 2013 with the Securities and Exchange Commission (“SEC”). We do not update forward-looking statements and disclaim any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Quarterly Highlights

MPG Office Trust, Inc. (the “Company”), a self-administered and self-managed real estate investment trust, is the largest owner and operator of Class A office properties in the Los Angeles Central Business District. We are a full-service real estate company with substantial in-house expertise and resources in property management, leasing and financing.

As of March 31, 2013, our office portfolio was comprised of six properties totaling approximately 6.6 million net rentable square feet, and on- and off‑site parking garages totaling approximately 2.6 million square feet, which accommodate 8,057 vehicles.

This Supplemental Operating and Financial Data package should be read in conjunction with our consolidated financial statements for the year ended December 31, 2012 in our Annual Report on Form 10-K filed on March 18, 2013 with the SEC. For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Quarterly Highlights (continued)

Pending Asset Disposition:
On March 11, 2013, we entered into an agreement with an affiliate of Overseas Union Enterprise Limited to sell US Bank Tower and the Westlawn off-site parking garage. The purchase price is $367.5 million. The transaction is expected to close on June 28, 2013, following the expiration of the tax protection period on June 27, 2013, subject to customary closing conditions. The buyer has made a $7.5 million non-refundable deposit. Net proceeds from the transaction are expected to be approximately $103 million and will be available for general corporate purposes, including potential loan re-balancing payments on our upcoming 2013 debt maturities at KPMG Tower and 777 Tower.
Leasing Activity:
During the first quarter of 2013, we completed new leases and renewals for approximately 379,000 square feet.
In January 2013, we executed a five-year lease extension with Gibson Dunn & Crutcher LLP, a prestigious international law firm ranked in the top 20 by American Lawyer. The firm occupies approximately 268,000 square feet at Wells Fargo Tower in downtown Los Angeles and the lease now expires in November 2022.
Unit Redemption:
On January 30, 2013, we issued 35,000 shares of common stock to Thomas MPG Holding, LLC in exchange for 35,000 non-controlling common units. Following the redemption, the Company owns approximately 99.8% of the Operating Partnership.
Subsequent Events:
Proposed Merger Transaction
On April 24, 2013, the Company and MPG Office, L.P. entered into a definitive merger agreement pursuant to which a newly formed fund controlled by Brookfield Office Properties Inc. agreed to acquire the Company.
Under the terms of the merger agreement, the holders of our common stock will receive $3.15 per share in cash at the closing of the merger. In connection with the merger agreement, Brookfield has entered into a guarantee with respect to the obligations of its affiliates under the merger agreement.

Proposed Merger Transaction, continued
Additionally, a subsidiary of Brookfield will commence a tender offer to purchase, subject to certain conditions, all of our outstanding Series A preferred stock for $25.00 per share in cash, without interest. Any Series A preferred stock that is not tendered will be converted in the merger into new preferred shares with rights, terms and conditions substantially identical to the rights terms and conditions of the outstanding Series A preferred stock. If more than 66.6% of the outstanding Series A preferred stock is tendered, then Brookfield will have the right to convert all of the untendered Series A preferred stock at $25.00 per share in cash, without interest, but only if such conversion complies with applicable law and the Company’s charter in all respects at the time of conversion.
The merger is expected to close in the third quarter of 2013. The completion of the merger transaction is subject to approval of the Company’s common stockholders, receipt of certain consents from the Company’s lenders and other customary closing conditions.
Merger-Related Litigation
Following the announcement of the merger, a putative class action lawsuit captioned Kim v. MPG Office Trust, Inc., et al., No. 24-C-13-002600, was filed in the Circuit Court of the State of Maryland in Baltimore, and two putative class action lawsuits captioned Coyne v. MPG Office Trust, Inc., et al., No. BC507342, and Masih v. MPG Office Trust, Inc., et al., No. BC507962, were filed in the Superior Court of the State of California in Los Angeles County. The complaints name as defendants MPG Office Trust, Inc., the members of its board of directors, MPG Office, L.P., Brookfield Office Properties Inc., Brookfield DTLA Fund Office Trust Investor Inc., Brookfield DTLA Fund Office Trust Inc., Brookfield DTLA Fund Properties LLC and Brookfield DTLA Inc., and allege that the MPG directors breached their fiduciary duties in connection with the proposed merger by failing to maximize the value of MPG and ignoring or failing to protect against conflicts of interest, and that the Brookfield defendants, and in the case of the Maryland action, MPG Office, L.P., aided and abetted those breaches of fiduciary duty. The complaints do not allege a cause of action against MPG Office Trust, Inc., and the California complaints do not allege a cause of action against MPG Office, L.P. The complaints seek an injunction against the proposed merger, rescission or rescissory damages in the event it has been consummated, an award of fees and costs, including attorneys’ and experts’ fees, and other relief.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Investor Information

355 South Grand Avenue, Suite 3300
Los Angeles, CA 90071
Tel.  (213) 626-3300
Fax  (213) 687-4758

Senior Management

David L. Weinstein	President and Chief Executive Officer	Christopher M. Norton	Executive Vice President, General Counsel and Secretary
Peggy M. Moretti	Executive Vice President, Investor and Public Relations
& Chief Administrative Officer

Corporate

Investor Relations Contact: Peggy M. Moretti at (213) 613-4558
Please visit our corporate website at: www.mpgoffice.com

Transfer Agent	Timing
American Stock Transfer & Trust Company, LLC Operations Center 6201 15th Avenue Brooklyn, NY 11219 (800) 937-5449 or info@amstock.com www.amstock.com	Quarterly results for 2013 will be announced according to the following schedule:
	Second Quarter	July 2013
	Third Quarter	October 2013
	Fourth Quarter	February 2014

Equity Research Coverage

Compass Point Research & Trading, LLC	Wilkes Graham	(202) 534-1386
Green Street Advisors	Michael Knott	(949) 640-8780
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
Stifel, Nicolaus & Co., Inc.	John Guinee	(443) 224-1307

MPG Office Trust, Inc. is currently followed by the sell-side analysts listed above, with the exception of Green Street Advisors, which is an independent research firm.  This list may not be complete and is subject to change as firms add or delete coverage of our company.  Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of MPG Office Trust, Inc. or its management.  We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of or concurrence with such information, conclusions or recommendations.  Interested persons may obtain copies of analysts' reports on their own; we do not distribute these reports.  Various of these firms may from time-to-time own our stock and/or hold other long or short positions in our stock, and may provide compensated services to us.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Common Stock Data

Our common stock is traded on the New York Stock Exchange under the symbol MPG. Selected information about our common stock for the past five quarters (based on NYSE prices) is as follows:

	2013	2012
	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
High price	$3.25	$3.52	$3.81	$2.47	$2.80
Low price	$2.47	$2.50	$2.00	$1.66	$1.96
Closing price	$2.75	$3.08	$3.35	$2.01	$2.34
Closing common shares and noncontrolling common units of the Operating Partnership outstanding (in thousands)	57,444	57,370	57,291	57,254	57,202
Closing market value of common shares and noncontrolling common units of the Operating Partnership outstanding (in thousands)	$157,971	$176,700	$191,924	$115,081	$133,852

Dividend Information:

Common Stock
Dividend amount per share	(1)	(1)	(1)	(1)	(1)

Series A Preferred Stock
Dividend amount per share	(2)	(2)	(2)	(2)	(2)
__________

(1)
The Board of Directors did not declare a dividend on our common stock for the quarters ended March 31, 2013, December 31, September 30, June 30 and March 31, 2012. Due to our focus on preserving our unrestricted cash and the availability of net operating loss carryforwards to offset future taxable income, we do not expect to pay distributions on our common stock and Series A preferred stock in the foreseeable future.

(2)
The Board of Directors did not declare a dividend during the three months ended April 30 and January 31, 2013 and October 31, July 31 and April 30, 2012. Dividends on our Series A preferred stock are cumulative, and therefore, will continue to accrue at an annual rate of $1.9064 per share. As of April 30, 2013, we have missed 18 quarterly dividend payments. The amount of dividends in arrears totals $83.5 million.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Consolidated Financial Results

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Financial Highlights (unaudited and in thousands, except share, per share, percentage and ratio amounts)

	For the Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Income Items:
Revenue (1)	$45,015	$45,476	$47,164	$46,104	$59,214
Straight line rent	777	111	401	1,236	542
Fair value lease revenue (2)	731	898	950	976	999
Lease termination fees	—	—	—	70	67
Office property operating margin (3)	64.4%	61.9%	61.8%	63.1%	64.6%
Net (loss) income available to common stockholders	$(17,043)	$205,221	$87,999	$67,312	$5,172
Net (loss) income available to common stockholders – basic	(0.29)	3.56	1.57	1.32	0.10
Net (loss) income available to common stockholders – diluted	(0.29)	3.52	1.57	1.32	0.10
Funds from operations (FFO) available to common stockholders (4)	$(2,984)	$130,860	$63,222	$71,357	$10,653
FFO per share – basic (4)	(0.05)	2.27	1.13	1.39	0.21
FFO per share – diluted (4)	(0.05)	2.24	1.11	1.38	0.21
FFO per share before specified items – basic (4)	(0.05)	(0.11)	(0.11)	(0.22)	0.18
FFO per share before specified items – diluted (4)	(0.05)	(0.11)	(0.11)	(0.22)	0.17

Ratios:
Interest coverage ratio (5)	1.10	9.80	4.45	3.66	2.10
Interest coverage ratio before specified items (6)	1.10	1.03	0.99	0.82	1.35
Fixed-charge coverage ratio (7)	0.92	8.22	3.91	3.27	1.88
Fixed-charge coverage ratio before specified items (8)	0.92	0.87	0.87	0.74	1.21

Capitalization:
Common stock price @ quarter end	$2.75	$3.08	$3.35	$2.01	$2.34
Total debt	$1,686,173	$1,949,739	$2,464,084	$2,734,053	$2,943,023
Preferred stock liquidation preference	243,259	243,259	243,259	243,259	243,259
Common equity value @ quarter end (9)	157,971	176,700	191,924	115,081	133,852
Total market capitalization	$2,087,403	$2,369,698	$2,899,267	$3,092,393	$3,320,134
Company share of unconsolidated joint venture debt	—	—	47,512	57,289	57,458
Total combined market capitalization	$2,087,403	$2,369,698	$2,946,779	$3,149,682	$3,377,592
Total debt / total market capitalization	80.8%	82.3%	85.0%	88.4%	88.6%
Total combined debt / total combined market capitalization	80.8%	82.3%	85.2%	88.6%	88.8%
Total debt plus liquidation preference / total market capitalization	92.4%	92.5%	93.4%	96.3%	96.0%
Total combined debt plus liquidation preference / total combined market capitalization	92.4%	92.5%	93.5%	96.3%	96.0%

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Financial Highlights (continued)

__________

(1)
Excludes revenue from discontinued operations of $8.2 million, $9.3 million, $22.9 million, $25.2 million and $32.3 million for the three months ended March 31, 2013 and December 31, September 30, June 30 and March 31, 2012, respectively.

(2)	Represents the net adjustment for above- and below-market leases, which are being amortized over the remaining term of the respective leases from the date of acquisition.

(3)
Calculated as follows: (rental, tenant reimbursement and parking revenues - rental property operating and maintenance, real estate taxes and parking expenses) / (rental, tenant reimbursement and parking revenues). Lease termination fees are reported as part of interest and other revenue in the consolidated statement of operations.

(4)	For a definition and discussion of FFO, see page 32. For a quantitative reconciliation of the differences between FFO and net (loss) income available to common stockholders, see page 14.

(5)
Calculated as earnings before interest, taxes, depreciation and amortization, or EBITDA, of $27,000, $255,440, $159,671, $152,967 and $92,950, respectively, divided by cash paid for interest of $24,528, $26,053, $35,863, $41,835 and $44,325, respectively. Cash paid for interest excludes default interest accrued totaling $0.4 million, $8.1 million, $9.7 million and $10.5 million related to defaulted mortgages for the three months ended December 31, September 30, June 30 and March 31, 2012, respectively. For a discussion of EBITDA, see page 34. For a quantitative reconciliation of the differences between EBITDA and net (loss) income , see page 17.

(6)
Calculated as Adjusted EBITDA of $27,000, $26,939, $35,545, $34,468 and $59,773, respectively, divided by cash paid for interest of $24,528, $26,053, $35,863, $41,835 and $44,325, respectively. For a discussion of Adjusted EBITDA, see page 34.

(7)	Calculated as EBITDA of $27,000, $255,440, $159,671, $152,967 and $92,950, respectively, divided by fixed charges of $29,379, $31,083, $40,882, $46,850 and $49,357, respectively.

(8)	Calculated as Adjusted EBITDA of $27,000, $26,939, $35,545, $34,468 and $59,773, respectively, divided by fixed charges of $29,379, $31,083, $40,882, $46,850 and $49,357, respectively.

(9)
Assumes 100% conversion of the noncontrolling common units of the Operating Partnership into shares of our common stock. Our limited partners have the right to redeem all or part of their noncontrolling common units at any time. At the time of redemption, we have the right to determine whether to redeem the noncontrolling common units for cash, based upon the fair value of an equivalent number of shares of our common stock at the time of redemption, or exchange them for shares of our common stock on a one-for-one basis, subject to adjustment in the event of stock splits, stock dividends, issuance of stock rights, specified extraordinary distributions and similar events.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Consolidated Balance Sheets (unaudited and in thousands)

	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Assets
Investments in real estate	$1,372,040	$1,709,570	$2,168,111	$2,341,262	$2,467,034
Less: accumulated depreciation	(452,824)	(541,614)	(615,216)	(640,368)	(650,022)
Investments in real estate, net	919,216	1,167,956	1,552,895	1,700,894	1,817,012

Cash, cash equivalents and restricted cash	179,629	192,474	190,350	227,586	234,510
Rents, deferred rents and other receivables, net	41,156	46,871	54,653	58,662	57,626
Deferred charges, net	49,249	57,247	64,366	69,303	75,638
Other assets	5,173	2,311	4,920	5,076	9,312
Assets associated with real estate held for sale	256,106	—	—	—	4,723
Total assets	$1,450,529	$1,466,859	$1,867,184	$2,061,521	$2,198,821

Liabilities and Deficit
Liabilities:
Mortgage loans	$1,686,173	$1,949,739	$2,464,084	$2,734,053	$2,943,023
Accounts payable and other liabilities	30,173	35,442	132,261	155,352	169,154
Obligations associated with real estate held for sale	264,745	—	—	—	—
Total liabilities	1,981,091	1,985,181	2,596,345	2,889,405	3,112,177

Deficit:
Stockholders’ Deficit:
Common and preferred stock and additional paid-in capital	605,838	609,257	608,724	702,604	704,485
Accumulated deficit and dividends	(1,134,085)	(1,121,667)	(1,331,513)	(1,424,027)	(1,495,473)
Accumulated other comprehensive income (loss)	381	542	707	(7,320)	(11,918)
Total stockholders’ deficit	(527,866)	(511,868)	(722,082)	(728,743)	(802,906)
Noncontrolling Interests	(2,696)	(6,454)	(7,079)	(99,141)	(110,450)
Total deficit	(530,562)	(518,322)	(729,161)	(827,884)	(913,356)
Total liabilities and deficit	$1,450,529	$1,466,859	$1,867,184	$2,061,521	$2,198,821

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Consolidated Statements of Operations (unaudited and in thousands)

	For the Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Revenue:
Rental	$26,230	$26,475	$26,414	$26,074	$26,325
Tenant reimbursements	12,815	12,740	13,443	13,281	12,848
Parking	5,500	5,629	5,614	5,746	5,715
Management, leasing and development services	108	216	414	626	1,156
Interest and other	362	416	1,279	377	13,170
Total revenue	45,015	45,476	47,164	46,104	59,214
Expenses:
Rental property operating and maintenance	10,362	11,382	11,900	11,258	10,466
Real estate taxes	4,055	4,112	4,015	3,852	3,929
Parking	1,439	1,597	1,444	1,528	1,500
General and administrative	5,982	6,615	5,861	6,189	5,671
Other expense	65	1,979	815	2,025	195
Depreciation and amortization	11,901	12,335	12,440	12,732	12,476
Impairment of long-lived assets	—	—	—	—	2,121
Interest	22,206	22,571	23,677	26,498	26,515
Total expenses	56,010	60,591	60,152	64,082	62,873
Loss from continuing operations before equity in net income of unconsolidated joint venture and gain on sale of interest in unconsolidated joint venture	(10,995)	(15,115)	(12,988)	(17,978)	(3,659)
Equity in net income of unconsolidated joint venture	—	29	38	45	14,229
Gain on sale of interest in unconsolidated joint venture	—	50,051	—	—	—
(Loss) income from continuing operations	(10,995)	34,965	(12,950)	(17,933)	10,570

Discontinued Operations:
Loss from discontinued operations before gains on settlement of debt and sale of real estate	(1,454)	(2,944)	(16,907)	(20,394)	(18,432)
Gains on settlement of debt	—	138,215	79,383	102,467	13,136
Gains on sale of real estate	—	40,235	45,483	16,032	5,192
(Loss) income from discontinued operations	(1,454)	175,506	107,959	98,105	(104)
Net (loss) income	$(12,449)	$210,471	$95,009	$80,172	$10,466

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Consolidated Statements of Operations (continued) (unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012

Net (loss) income	$(12,449)	$210,471	$95,009	$80,172	$10,466
Net loss (income) attributable to common units of the Operating Partnership	43	(612)	(2,373)	(8,222)	(657)
Net (loss) income attributable to MPG Office Trust, Inc.	(12,406)	209,859	92,636	71,950	9,809
Preferred stock dividends	(4,637)	(4,638)	(4,637)	(4,638)	(4,637)
Net (loss) income available to common stockholders	$(17,043)	$205,221	$87,999	$67,312	$5,172

Basic (loss) income per common share:
(Loss) income from continuing operations	$(0.27)	$0.52	$(0.30)	$(0.39)	$0.10
(Loss) income from discontinued operations	(0.02)	3.04	1.87	1.71	—
Net (loss) income available to common stockholders per share – basic	$(0.29)	$3.56	$1.57	$1.32	$0.10
Weighted average number of common shares outstanding	58,086,416	57,634,484	56,118,506	51,285,961	51,048,621

Diluted (loss) income per common share:
(Loss) income from continuing operations	$(0.27)	$0.52	$(0.30)	$(0.39)	$0.10
(Loss) income from discontinued operations	(0.02)	3.00	1.87	1.71	—
Net (loss) income available to common stockholders per share – diluted	$(0.29)	$3.52	$1.57	$1.32	$0.10
Weighted average number of common and common equivalent shares outstanding	58,086,416	58,324,838	56,118,506	51,285,961	51,758,710

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Consolidated Statements of Discontinued Operations (1), (2) (unaudited and in thousands)

	For the Three Months Ended
	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Revenue:
Rental	$4,642	$5,389	$13,743	$16,371	$19,656
Tenant reimbursements	2,433	2,627	6,292	5,934	6,276
Parking	1,161	1,261	2,288	2,863	3,011
Interest and other	2	6	552	9	3,392
Total revenue	8,238	9,283	22,875	25,177	32,335

Expenses:
Rental property operating and maintenance	2,924	3,404	7,937	7,782	8,269
Real estate taxes	1,067	1,137	2,624	2,755	3,139
Parking	355	372	613	662	639
Other expense	—	—	1,016	1,053	1,209
Depreciation and amortization	2,210	3,112	7,310	8,344	9,576
Interest	3,136	4,202	20,282	24,975	27,935
Total expenses	9,692	12,227	39,782	45,571	50,767

Loss from discontinued operations before gains on settlement of debt and sale of real estate	(1,454)	(2,944)	(16,907)	(20,394)	(18,432)
Gains on settlement of debt	—	138,215	79,383	102,467	13,136
Gains on sale of real estate	—	40,235	45,483	16,032	5,192
(Loss) income from discontinued operations	$(1,454)	$175,506	$107,959	$98,105	$(104)
_________

(1)
On March 11, 2013, we entered into an agreement to sell US Bank Tower and the Westlawn off-site parking garage. The transaction is expected to close on June 28, 2013, subject to customary closing conditions. The results of operations of US Bank Tower and the Westlawn off-site parking garage are included in discontinued operations for all periods presented.

(2)
We disposed of 700 North Central and 801 North Brand (both in first quarter 2012), Stadium Towers Plaza, Brea Corporate Place and Brea Financial Commons (all in second quarter 2012), Glendale Center and 500 Orange Tower (both in third quarter 2012), and Two California Plaza and 3800 Chapman (both in fourth quarter 2012). As a result, the results of operations of 700 North Central, 801 North Brand, Stadium Towers Plaza, Brea Corporate Place, Brea Financial Commons, Glendale Center, 500 Orange Tower, Two California Plaza and 3800 Chapman are included in discontinued operations through the quarter of their respective dispositions.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Funds from Operations (unaudited and in thousands, except share and per share amounts)

		For the Three Months Ended
		March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Reconciliation of net (loss) income available to common stockholders to funds from operations:
Net (loss) income available to common stockholders		$(17,043)	$205,221	$87,999	$67,312	$5,172

Add:	Depreciation and amortization of real estate assets	14,094	15,430	19,733	21,060	22,035
	Depreciation and amortization of real estate assets – unconsolidated joint venture (1)	—	635	671	660	1,465
	Impairment writedown of depreciable real estate	—	—	—	—	2,121
	Impairment writedowns of depreciable real estate – unconsolidated joint venture (1)	—	—	731	—	2,176
	Net (loss) income attributable to common units of the Operating Partnership	(43)	612	2,373	8,222	657
	(Unallocated) allocated losses – unconsolidated joint venture (1)	—	(362)	(1,097)	(1,150)	2,530
Deduct:	Gains on sale of real estate	—	40,235	45,483	16,032	5,192
	Gain on sale of real estate – unconsolidated joint venture (1)	—	—	—	—	18,958
	Gain on sale of interest in unconsolidated joint venture	—	50,051	—	—	—
Funds from operations available to common stockholders and unit holders (FFO) (2)		$(2,992)	$131,250	$64,927	$80,072	$12,006
Company share of FFO (3)		$(2,984)	$130,860	$63,222	$71,357	$10,653
FFO per share – basic		$(0.05)	$2.27	$1.13	$1.39	$0.21
FFO per share – diluted		$(0.05)	$2.24	$1.11	$1.38	$0.21
Weighted average number of common shares outstanding – basic		58,086,416	57,634,484	56,118,506	51,285,961	51,048,621
Weighted average number of common and common equivalent shares – diluted		58,086,416	58,324,838	57,068,266	51,870,380	51,758,710
Weighted average diluted shares and units		58,232,831	58,495,364	58,572,003	58,099,575	58,205,487
__________

(1)
Amount represents our 20% ownership interest in the unconsolidated joint venture. For the fourth quarter of 2012, amount represents our 20% ownership interest through December 21, 2012, the date we disposed of our interest in the joint venture.

(2)	For the definition and discussion of FFO, see page 32.

(3)
Based on a weighted average interest in the Operating Partnership of approximately 99.7% for the three months ended March 31, 2013, 99.7% for the three months ended December 31, 2012, 97.4% for the three months ended September 30, 2012, 89.1% for the three months ended June 30, 2012 and 88.7% for the three months ended March 31, 2012.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Funds from Operations (continued) (unaudited and in thousands, except share and per share amounts)

		For the Three Months Ended
		March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Reconciliation of FFO to FFO before specified items: (1)
FFO available to common stockholders and unit holders		$(2,992)	$131,250	$64,927	$80,072	$12,006
Add:	Default interest accrued on defaulted mortgages	—	427	8,058	9,725	10,540
	Writeoff of deferred financing costs related to defaulted mortgages	—	—	—	182	916
Deduct:	Gains on settlement of debt	—	138,215	79,383	102,467	13,136
	(Loss) gain from early extinguishment of debt, net – unconsolidated joint venture (2)	—	—	(9)	—	188
FFO before specified items		$(2,992)	$(6,538)	$(6,389)	$(12,488)	$10,138
Company share of FFO before specified items (3)		$(2,984)	$(6,519)	$(6,221)	$(11,129)	$8,995
FFO per share before specified items – basic		$(0.05)	$(0.11)	$(0.11)	$(0.22)	$0.18
FFO per share before specified items – diluted		$(0.05)	$(0.11)	$(0.11)	$(0.22)	$0.17
__________

(1)	For the definition and discussion of FFO before specified items, see page 32.

(2)
Amount represents our 20% ownership interest in the unconsolidated joint venture. For the fourth quarter of 2012, amount represents our 20% ownership interest through December 21, 2012, the date we disposed of our interest in the joint venture.

(3)
Based on a weighted average interest in the Operating Partnership of approximately 99.7% for the three ended March 31, 2013, 99.7% for the three months ended December 31, 2012, 97.4% for the three months ended September 30, 2012, 89.1% for the three months ended June 30, 2012 and 88.7% for the three months ended March 31, 2012.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Adjusted Funds from Operations (1) (unaudited and in thousands)

		For the Three Months Ended
		March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
FFO		$(2,992)	$131,250	$64,927	$80,072	$12,006
Add:	Non-real estate depreciation	17	17	17	16	17
	Straight line ground lease expense	—	—	528	527	528
	Amortization of deferred financing costs	814	827	803	814	824
	Unrealized gain due to hedge ineffectiveness	—	—	(143)	(336)	(313)
	Default interest accrued on defaulted mortgages	—	427	8,058	9,725	10,540
	Writeoff of deferred financing costs related to defaulted mortgages	—	—	—	182	916
	Compensation cost for share-based awards	518	645	668	534	444
Deduct:	Gains on settlement of debt	—	138,215	79,383	102,467	13,136
	Straight line rent	915	30	207	1,249	252
	Straight line air space lease expense	7	7	7	6	7
	Fair value lease revenue	916	1,141	2,206	2,295	2,370
	Capitalized payments (2)	278	500	294	189	390
	Capital lease principal payments	68	71	71	70	85
	Scheduled principal payments on mortgage loans	146	140	135	133	135
	Non-recoverable capital expenditures	81	177	524	217	240
	Recoverable capital expenditures	1	82	85	25	119
	2nd generation tenant improvements and leasing commissions (3)	2,822	2,543	73	28	496
	Unconsolidated joint venture AFFO adjustments (4)	—	682	705	863	919
Adjusted funds from operations (AFFO)		$(6,877)	$(10,422)	$(8,832)	$(16,008)	$6,813
__________

(1)	For the definition and computation method of AFFO, see page 33. For a quantitative reconciliation of the differences between AFFO and cash flows from operating activities, see page 17.

(2)	Includes capitalized leasing payroll.

(3)
Excludes 1st generation tenant improvements and leasing commissions of $0.6 million, $0.2 million, $0.1 million and $0.1 million for the three months ended March 31, 2013, December 31, September 30 and March 31, 2012, respectively.

(4)
Amount represents our 20% ownership interest in the unconsolidated joint venture. For the fourth quarter of 2012, amount represents our 20% ownership interest through December 21, 2012, the date we disposed of our interest in the joint venture.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Reconciliation of Earnings before Interest, Taxes and Depreciation and Amortization (1) and Adjusted Funds from Operations (2) (unaudited and in thousands)

		For the Three Months Ended
		March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012
Reconciliation of net (loss) income to earnings before interest, taxes and depreciation and amortization (EBITDA):
Net (loss) income		$(12,449)	$210,471	$95,009	$80,172	$10,466
Add:	Interest expense (3)	25,342	26,773	43,959	51,473	54,450
	Interest expense – unconsolidated joint venture (4)	—	560	652	777	1,857
	Income tax (benefit) expense	(4)	1,916	727	(41)	130
	Depreciation and amortization (5)	14,111	15,447	19,750	21,076	22,052
	Depreciation and amortization – unconsolidated joint venture (4)	—	635	671	660	1,465
Deduct:	Unallocated (allocated) losses – unconsolidated joint venture (4)	—	362	1,097	1,150	(2,530)
EBITDA		$27,000	$255,440	$159,671	$152,967	$92,950
EBITDA		$27,000	$255,440	$159,671	$152,967	$92,950
Add:	Impairment writedown of depreciable real estate	—	—	—	—	2,121
	Impairment writedowns of depreciable real estate – unconsolidated joint venture (4)	—	—	731	—	2,176
Deduct:	Gains on settlement of debt	—	138,215	79,383	102,467	13,136
	(Loss) gain from early extinguishment of debt, net – unconsolidated joint venture (4)	—	—	(9)	—	188
	Gains on sale of real estate	—	40,235	45,483	16,032	5,192
	Gain on sale of real estate – unconsolidated joint venture (4)	—	—	—	—	18,958
	Gain on sale of interest in unconsolidated joint venture	—	50,051	—	—	—
Adjusted EBITDA		$27,000	$26,939	$35,545	$34,468	$59,773
Reconciliation of cash flows from operating activities to adjusted funds from operations (AFFO):
Cash flows from operating activities		$(3,398)	$(5,732)	$4,533	$640	$6,785
Changes in other assets and liabilities		(575)	(1,888)	(12,683)	(16,378)	883
Non-recoverable capital expenditures		(81)	(177)	(524)	(217)	(240)
Recoverable capital expenditures		(1)	(82)	(85)	(25)	(119)
2nd generation tenant improvements and leasing commissions (6)		(2,822)	(2,543)	(73)	(28)	(496)
AFFO		$(6,877)	$(10,422)	$(8,832)	$(16,008)	$6,813
_________

(1)	For the definition and discussion of EBITDA and Adjusted EBITDA, see page 34.

(2)	For the definition and discussion of AFFO, see page 33.

(3)
Includes interest expense of $3.1 million, $4.2 million, $20.3 million, $25.0 million and $27.9 million for the three months ended March 31, 2013 and December 31, September 30, June 30 and March 31, 2012, respectively, related to discontinued operations.

(4)
Amount represents our 20% ownership interest in the unconsolidated joint venture. For the fourth quarter 2012, amount represents our 20% ownership interest through December 21, 2012, the date we disposed of our interest in the joint venture.

(5)
Includes depreciation and amortization of $2.2 million, $3.1 million, $7.3 million, $8.3 million and $9.6 million for the three months ended March 31, 2013 and December 31, September 30, June 30 and March 31, 2012, respectively, related to discontinued operations.

(6)
Excludes 1st generation tenant improvements and leasing commissions of $0.6 million, $0.2 million, $0.1 million and $0.1 million for the three months ended March 31, 2013, December 31, September 30 and March 31, 2012, respectively.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Capital Structure

Debt
(in thousands)

		Balance as of
		March 31, 2013

Mortgage loans		$1,686,173

Equity
(in thousands)

	Shares Outstanding	Total Liquidation Preference (1)

Preferred stock	9,730	$243,259

	Shares & Units Outstanding	Market Value (2)

Common stock	57,308	$157,598
Noncontrolling common units of the Operating Partnership	136	373
Total common equity	57,444	$157,971
Total consolidated market capitalization		$2,087,403
__________

(1)	As of April 30, 2013, the amount of dividends in arrears on our Series A preferred stock totals $83.5 million. This amount is not included in the Liquidation Preference shown above.

(2)	Value based on the NYSE closing price of $2.75 on March 28, 2013.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Debt Summary (in thousands, except percentages)

	Contractual Maturity Date	Principal Amount as of March 31, 2013	% of Debt	Interest Rate as of March 31, 2013 (1)
Variable-Rate Debt
Plaza Las Fuentes mortgage loan (2)	August 9, 2016	$32,885	1.69%	4.50%
KPMG Tower A-Note (3)	October 9, 2013	317,219	16.30%	3.20%
KPMG Tower B-Note (4)	October 9, 2013	44,200	2.27%	5.30%
Total variable-rate debt		394,304	20.26%	3.55%

Fixed-Rate Debt
Wells Fargo Tower	April 6, 2017	550,000	28.25%	5.70%
Gas Company Tower	August 11, 2016	458,000	23.53%	5.10%
777 Tower	November 1, 2013	273,000	14.02%	5.84%
US Bank Tower (5)	July 1, 2013	260,000	13.36%	4.66%
Plaza Las Fuentes mezzanine loan	August 9, 2016	11,250	0.58%	9.88%
Total fixed-rate debt		1,552,250	79.74%	5.40%

Total debt		1,946,554	100.00%	5.03%
Less: mortgage loan associated with real estate held for sale (5)		(260,000)
Total debt – continuing operations		1,686,554
Debt discount		(381)
Total debt – continuing operations, net		$1,686,173
__________

(1)	The March 28, 2013 one-month LIBOR rate of 0.20% was used to calculate interest on the variable-rate loans.

(2)
This loan bears interest at a rate of the greater of 4.50%, or LIBOR plus 3.50%. As required by the Plaza Las Fuentes mezzanine loan agreement, we have entered into an interest rate cap agreement that limits the LIBOR portion of the interest rate to 2.50%.

(3)	This loan bears interest at LIBOR plus 3.00%.

(4)	This loan bears interest at LIBOR plus 5.10%.

(5)
On March 11, 2013, we entered into an agreement to sell US Bank Tower. The transaction is expected to close on June 28, 2013, subject to customary closing conditions. Provided that the transaction closes as expected, the mortgage loan will be repaid at closing using proceeds from the transaction.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Debt Maturities (in thousands, except percentages)

	2013	2014	2015	2016	2017	Total
Variable-Rate Debt
Plaza Las Fuentes mortgage loan	$427	$600	$627	$31,231	$—	$32,885
KPMG Tower A-Note	317,219	—	—	—	—	317,219
KPMG Tower B-Note	44,200	—	—	—	—	44,200
Total variable-rate debt	361,846	600	627	31,231	—	394,304

Fixed-Rate Debt
Wells Fargo Tower	—	—	—	—	550,000	550,000
Gas Company Tower	—	—	—	458,000	—	458,000
777 Tower	273,000	—	—	—	—	273,000
US Bank Tower (1)	260,000	—	—	—	—	260,000
Plaza Las Fuentes mezzanine loan	—	—	—	11,250	—	11,250
Total fixed-rate debt	533,000	—	—	469,250	550,000	1,552,250
Total debt	894,846	600	627	500,481	550,000	1,946,554
Less: mortgage loan associated with real estate held for sale (1)	(260,000)	—	—	—	—	(260,000)
Total debt – continuing operations	634,846	600	627	500,481	550,000	1,686,554
Debt discount	(381)	—	—	—	—	(381)
Total debt – continuing operations, net	$634,465	$600	$627	$500,481	$550,000	$1,686,173
Weighted average interest rate – total debt	4.54%	4.50%	4.50%	5.17%	5.70%	5.03%
Weighted average interest rate – total debt – continuing operations	4.49%	4.50%	4.50%	5.17%	5.70%	5.08%
__________

(1)
On March 11, 2013, we entered into an agreement to sell US Bank Tower. The transaction is expected to close on June 28, 2013, subject to customary closing conditions. Provided that the transaction closes as expected, the mortgage loan will be repaid at closing using proceeds from the transaction.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Portfolio Data

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Same Store Analysis (unaudited and in thousands, except percentages)

	For the Three Months Ended March 31, (1)
	2013	2012	% Change

Number of properties	5	5
Square feet as of March 31	5,154,849	5,136,359
Weighted average leased percentage (2)	84.5%	87.3%

GAAP
Breakdown of Net Operating Income:
Operating revenue	$44,585	$45,430	(1.9)%
Operating expenses	15,832	15,867	(0.2)%
Other expense	65	65	—%
Net operating income	$28,688	$29,498	(2.7)%

CASH BASIS
Breakdown of Net Operating Income:
Operating revenue	$43,077	$43,889	(1.9)%
Operating expenses	15,832	15,867	(0.2)%
Other expense	72	72	—%
Net operating income	$27,173	$27,950	(2.8)%
__________

(1)	Properties included in the Same Store analysis are the properties in our Total Portfolio, with the exception US Bank Tower, which was classified as held for sale as of March 31, 2013.

(2)	Represents weighted average leased amounts for our Same Store Portfolio.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Portfolio Overview

				Square Feet		Leased % and In-Place Rents
	Number of Buildings	Number of Tenants	Year Built	Net Building Rentable	% of Net Rentable	% Leased	Total Annualized Rents (1)	Annualized Rent $/RSF (2)
Office Properties
LACBD
Gas Company Tower	1	16	1991	1,369,900	20.80%	76.2%	$22,483,129	$21.53
US Bank Tower (3)	1	54	1989	1,432,539	21.75%	56.8%	18,979,347	23.31
Wells Fargo Tower	2	50	1982	1,416,671	21.51%	87.8%	28,676,590	23.05
KPMG Tower	1	22	1983	1,154,306	17.52%	91.4%	26,767,398	25.37
777 Tower	1	33	1991	1,017,998	15.45%	81.1%	18,587,052	22.50
Total LACBD	6	175		6,391,414	97.03%	78.0%	115,493,516	23.18

Plaza Las Fuentes	3	6	1989	195,974	2.97%	100.0%	5,096,699	26.01

Total Office Properties	9	181		6,587,388	100.00%	78.6%	$120,590,215	$23.28

LACBD Parking Properties				SQFT	Vehicle Capacity		Annualized Parking Revenue (4)	Annualized Parking Revenue per Vehicle Capacity (5)
On-Site Parking				1,322,341	3,933		$18,075,076	$4,596
Off-Site Garages				1,285,165	4,124		8,627,199	2,092
Total LACBD Parking Properties				2,607,506	8,057		$26,702,275	3,314

Total Office and Parking Properties				9,194,894
__________

(1)
Annualized rent represents the annualized monthly contractual rent under existing leases as of March 31, 2013. This amount reflects total base rent before any rent abatements as of March 31, 2013 and is shown on a net basis; thus, for any tenant under a partial gross lease, the expense stop, or under a fully gross lease, the current year operating expenses (which may be estimates as of such date), are subtracted from gross rent. Total abatements for leases in effect as of March 31, 2013 for the twelve months ending March 31, 2014 are approximately $7 million, or $1.34 per leased square foot.

(2)	Annualized rent per rentable square foot represents annualized rent as computed above, divided by leased square feet as of the same date.

(3)
On March 11, 2013, we entered into an agreement to sell US Bank Tower and the Westlawn off-site parking garage (which encompasses 363,906 square feet and has vehicle capacity of 1,047). The transaction is expected to close on June 28, 2013, subject to customary closing conditions.

(4)	Annualized parking revenue represents the annualized quarterly parking revenue as of March 31, 2013.

(5)	Annualized parking revenue per vehicle capacity represents the annualized parking revenue divided by vehicle capacity.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Portfolio Overview — Leased Percentages and Weighted Average Remaining Lease Term

	Weighted Average Remaining Lease Term (in years)
		% Leased
		Q1 2013	Q4 2012	Q3 2012	Q2 2012	Q1 2012
Los Angeles Central Business District
Gas Company Tower	7.7	76.2%	76.2%	76.2%	77.7%	78.2%
US Bank Tower (1)	3.9	56.8%	56.6%	56.5%	55.4%	54.6%
Wells Fargo Tower	6.1	87.8%	88.5%	89.9%	89.3%	90.3%
KPMG Tower	7.4	91.4%	93.7%	96.1%	96.1%	96.1%
777 Tower	5.0	81.1%	80.6%	81.2%	80.1%	82.2%
Total Los Angeles Central Business District	6.2	78.0%	78.4%	79.2%	79.0%	79.4%

Other
Plaza Las Fuentes	6.2	100.0%	100.0%	100.0%	100.0%	100.0%

Total Office Properties	6.2	78.6%	79.0%	79.8%	79.6%	80.0%
__________

(1)	On March 11, 2013, we entered into an agreement to sell US Bank Tower. The transaction is expected to close on June 28, 2013, subject to customary closing conditions.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Adjusted Leased Percentages — Los Angeles Central Business District

	As of March 31, 2013			Expiring Leased Square Feet, Net not Expected to be Renewed during 2013		Adjusted Leased Percentage at December 31, 2013 (1)	Expiring Leased Square Feet, Net not Expected to be Renewed during 2014	Adjusted Leased Percentage at December 31, 2014 (1)
	Net Building Rentable Square Feet	Vacant Square Feet	Leased Percentage
Office Properties
Gas Company Tower	1,369,900	325,705	76.2%	(180,470)		63.1%	—	63.1%
US Bank Tower (2)	1,432,539	618,416	56.8%	(3,456)		56.6%	(9,843)	55.9%
Wells Fargo Tower	1,416,671	172,636	87.8%	(130,224)	(3)	78.6%	(5,601)	78.2%
KPMG Tower	1,154,306	99,296	91.4%	(71,258)		85.2%	(190,552)	68.7%
777 Tower	1,017,998	192,041	81.1%	(71,274)		74.1%	—	74.1%
	6,391,414	1,408,094	78.0%	(456,682)		70.8%	(205,996)	67.6%
__________

(1)
Adjusted leased percentages reflect known future tenant vacates/new tenant occupancies as of March 31, 2013. Does not include any conversations with existing or new tenants that would potentially increase or decrease vacant square footage. Actual leased percentages as of December 31, 2013 and 2014 could vary materially from the adjusted lease percentages shown in the above table due to factors such as future tenant non-renewals, early terminations or tenant defaults.

(2)	On March 11, 2013, we entered into an agreement to sell US Bank Tower. The transaction is expected to close on June 28, 2013, subject to customary closing conditions.

(3)	As of March 31, 2013, Wells Fargo Bank has the right to contract up to an additional 48,676 square feet, which has not been taken into account in this analysis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Major Tenants — Los Angeles Central Business District

	Tenant	Annualized Rent (1)	% of Total LACBD Annualized Rent	Leased RSF	% of Total LACBD Leased RSF	Weighted Average Remaining Lease Term in Months	S & P Credit Rating / Nationally Recognized (2)
	Rated Tenants ≥ $250,000 Annual Rent
1	Southern California Gas Company	$7,837,467	6.8%	412,679	8.3%	153	A
2	Wells Fargo Bank, National Association	5,846,505	5.1%	297,481	6.0%	107	AA-
3	US Bank, National Association	4,184,355	3.6%	154,304	3.1%	27	AA-
4	National Union Fire Insurance Company of Pittsburg, PA	2,280,222	2.0%	112,772	2.2%	59	A
5	FTI Consulting, Inc.	1,058,803	0.9%	42,420	0.8%	56	BB+
6	Zurich American Insurance Company	975,304	0.8%	44,332	0.9%	119	AA-
7	UBS Financial Services, Inc.	859,370	0.7%	34,722	0.7%	83	A
8	Microsoft Corporation	799,656	0.7%	36,348	0.7%	4	AAA
9	Mitsubishi UFJ, Ltd	757,876	0.7%	33,095	0.7%	26	A+
10	Hartford Fire Insurance Co.	624,611	0.5%	20,897	0.4%	39	A
	Other Rated Tenants ≥ $250,000 Annual Rent	2,040,799	1.8%	77,830	1.6%	17
	Total Rated Tenants ≥ $250,000 Annual Rent	27,264,968	23.6%	1,266,880	25.4%	93
	Total Investment Grade Tenants	$29,283,662	25.4%	1,344,036	27.0%

	Nationally Recognized Tenants ≥ $250,000 Annual Rent
11	Latham & Watkins LLP	9,936,016	8.6%	397,991	8.0%	116	4th Largest US Law Firm
12	Gibson, Dunn & Crutcher LLP	6,103,097	5.3%	268,268	5.4%	116	12th Largest US Law Firm
13	KPMG LLP	4,482,579	3.9%	175,971	3.5%	15	4th Largest US Accounting Firm
14	Marsh USA, Inc.	4,319,801	3.7%	210,722	4.2%	61	World’s Largest Insurance Broker
15	Munger, Tolles & Olson LLP	4,116,584	3.6%	165,019	3.3%	107	136th Largest US Law Firm
16	Sidley Austin LLP	4,092,514	3.5%	192,457	3.9%	111	8th Largest US Law Firm
17	Morrison & Foerster LLP	3,955,116	3.4%	138,776	2.8%	6	20th Largest US Law Firm
18	Oaktree Capital Management, L.P.	3,224,919	2.8%	156,235	3.1%	48	Investment Management Co.
19	Winston & Strawn LLP	2,624,017	2.3%	91,170	1.8%	53	33rd Largest US Law Firm
20	Bingham McCutchen, LLP	1,968,786	1.7%	82,458	1.7%	117	25th Largest US Law Firm
	Other Nationally Recognized Tenants ≥ $250,000 Annual Rent	21,073,081	18.3%	914,354	18.4%	75
	Total Nationally Recognized Tenants ≥ $250,000 Annual Rent	65,896,510	57.1%	2,793,421	56.1%	80
	Total Nationally Recognized Tenants	66,788,714	57.8%	2,835,970	56.9%
	Total Rated or Nationally Recognized Tenants ≥ $250,000 Annual Rent	$93,161,478	80.7%	4,060,301	81.5%	84
	Total Investment Grade or Nationally Recognized Tenants	$96,072,376	83.2%	4,180,006	83.9%
__________

(1)
Annualized rent is calculated as contractual base rent under existing leases as of March 31, 2013. For those leases where rent has not yet commenced, the first month in which rent is to be received is used to determine annualized rent.

(2)	S&P credit ratings are as of March 31, 2013. Rankings of law firms are based on total gross revenue in 2011 as reported by American Lawyer Media’s LAW.com.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Portfolio Tenant Classification Description — Los Angeles Central Business District (1)

	Leased Square Feet	Percentage of Leased Square Feet

Legal Services	2,267,989	45.5%
Finance and Insurance	1,177,448	23.6%
Professional, Scientific and Technical Services (except Legal Services)	585,157	11.8%
Utilities	412,679	8.3%
Real Estate and Rental and Leasing	178,801	3.6%
Information	153,229	3.1%
Accommodation and Food Services	56,520	1.1%
All Other	151,497	3.0%
	4,983,320	100.0%
__________

(1)	Classifications are based on the North American Industrial Classification System (“NAICS”).

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Lease Expirations — Los Angeles Central Business District

Year	Number of Leases	Total Area in Square Feet Covered by Expiring Leases	Percentage of Leased Square Feet	Annualized Rent	Percentage of Annualized Rent	Current Rent per Square Foot (1)	Rent per Square Foot at Expiration (2)

2013	47	598,066	12.0%	$14,517,623	12.6%	$24.27	$24.31
2014	23	421,183	8.4%	9,660,205	8.4%	22.94	23.36
2015	33	491,236	9.9%	12,065,612	10.4%	24.56	26.10
2016	14	158,912	3.2%	4,037,914	3.5%	25.41	27.91
2017	26	600,923	12.1%	14,364,294	12.4%	23.90	27.14
2018	15	345,535	6.9%	7,710,398	6.7%	22.31	25.93
2019	11	212,706	4.3%	5,330,730	4.6%	25.06	31.86
2020	8	212,002	4.2%	4,684,921	4.1%	22.10	26.78
2021	6	233,557	4.7%	5,111,510	4.4%	21.89	30.04
2022	3	434,285	8.7%	10,267,585	8.9%	23.64	29.52
Thereafter	10	1,274,915	25.6%	27,742,724	24.0%	21.76	31.23
Total expiring leases	196	4,983,320	100.0%	$115,493,516	100.0%	$23.18	$27.89
Currently available		1,408,094
Total rentable square feet		6,391,414

Leases Expiring in the Next 4 Quarters:

2nd Quarter 2013		77,784	1.6%	$1,895,075	1.6%	$24.36	$24.77
3rd Quarter 2013 (3)		460,987	9.2%	11,262,038	9.8%	24.43	24.32
4th Quarter 2013		59,295	1.2%	1,360,510	1.2%	22.94	23.60
1st Quarter 2014		51,073	1.0%	1,302,988	1.1%	25.51	26.20
		649,139	13.0%	$15,820,611	13.7%	$24.37	$24.46
__________

(1)	Current rent per leased square foot represents current base rent, divided by total leased square feet as of the same date.

(2)	Rent per leased square foot at expiration represents base rent, including any future rent steps, and thus represents the base rent that will be in place at lease expiration.

(3)	Includes tenants leasing on a month-to-month basis.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Leasing Activity — Los Angeles Central Business District

	For the Three Months Ended March 31, 2013	% Leased

Leased Square Feet as of December 31, 2012	5,010,221	78.4%
Expirations	(405,712)	(6.3)%
New Leases	30,353	0.5%
Renewals	348,458	5.4%
Leased Square Feet as of March 31, 2013	4,983,320	78.0%

Change in Cash Rent (1), (2)
Expiring Rate per Square Foot		$26.95
New / Renewed Rate per Square Foot		$22.49
Percentage Change		(16.5)%

Change in GAAP Rent (2), (3)
Expiring Rate per Square Foot		$25.70
New / Renewed Rate per Square Foot		$21.87
Percentage Change		(14.9)%

Weighted Average Lease Term – New (in months)		43
Weighted Average Lease Term – Renewal (in months)		66
__________

(1)	Represents the difference between (i) initial market rents on new and renewed leases and (ii) the cash rents on those spaces immediately prior to expiration or termination.

(2)	Excludes new leases for space with more than twelve months of downtime and leases with early renewals commencing after March 31, 2014.

(3)	Represents estimated cash rent growth adjusted for straight-line rents in accordance with GAAP.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Tenant Improvements and Leasing Commissions — Los Angeles Central Business District (1)

	For the Three Months Ended	For the Year Ended December 31,
	March 31, 2013	2012	2011	2010
Renewals (2)
Number of leases	3	7	22	19
Square feet	330,663	318,956	316,101	670,496
Tenant improvement costs per square foot	$7.22	$49.50	$17.42	$27.67
Leasing commission costs per square foot	$1.84	$10.29	$6.71	$12.72
Total tenant improvements and leasing commissions
Costs per square foot	$9.06	$59.79	$24.13	$40.39
Costs per square foot per year	$1.57	$6.39	$3.24	$3.64

New/Modified Leases (3)
Number of leases	4	13	25	27
Square feet	21,719	73,616	229,476	444,497
Tenant improvement costs per square foot	$16.90	$15.96	$25.57	$8.52
Leasing commission costs per square foot	$5.63	$7.18	$7.48	$7.04
Total tenant improvements and leasing commissions
Costs per square foot	$22.53	$23.14	$33.05	$15.56
Costs per square foot per year	$4.73	$3.56	$4.77	$2.78

Total
Number of leases	7	20	47	46
Square feet	352,382	392,572	545,577	1,114,993
Tenant improvement costs per square foot	$7.82	$43.21	$20.85	$20.03
Leasing commission costs per square foot	$2.08	$9.70	$7.04	$10.46
Total tenant improvements and leasing commissions
Costs per square foot	$9.90	$52.91	$27.89	$30.49
Costs per square foot per year	$1.74	$6.00	$3.86	$3.43
__________

(1)	Based on leases executed during the period. Excludes leases to related parties, short-term leases and leases for raw space.

(2)	Does not include retained tenants that have relocated to new space or expanded into new space.

(3)	Includes retained tenants that have relocated or expanded into new space and lease modifications.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Historical Capital Expenditures — Los Angeles Central Business District (1)

	For the Three Months Ended	For the Year Ended December 31,
	March 31, 2013	2012	2011	2010

Non-recoverable capital expenditures	$80,874	$1,080,833	$1,586,618	$893,525
Total square feet	6,391,414	6,389,906	6,374,550	6,343,594
Non-recoverable capital expenditures per square foot	$0.01	$0.17	$0.25	$0.14

Recoverable capital expenditures (2)	$900	$291,431	$1,027,784	$2,130,585
Total square feet	6,391,414	6,389,906	6,374,550	6,343,594
Recoverable capital expenditures per square foot	$—	$0.05	$0.16	$0.34
_________

(1)
Historical capital expenditures for each period shown reflect properties owned for the entire period. For properties disposed during the period, the capital expenditures are excluded for that period. Any capital expenditures incurred during the period of disposition are footnoted separately.

(2)
The amounts presented represent the total value of improvements in the period they are made. The annual amortization of capital leases, based on each asset’s useful life, as well as any financing costs, are generally billed to tenants on an annual basis as payments are made.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Management Statements on Non-GAAP Supplemental Measures

Funds from Operations:

Funds from operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. The White Paper defines FFO as net income or loss (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding extraordinary items (as defined by GAAP), gains from disposition of depreciable real estate and impairment writedowns of depreciable real estate, plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements). Adjustments for the unconsolidated joint venture are calculated to reflect FFO on the same basis.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, impairment writedowns of depreciable real estate and gains from disposition of depreciable real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT White Paper and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income or loss as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (as computed in accordance with GAAP).

FFO before specified items:

Management also uses FFO before specified items as a supplemental performance measure because gains or losses from early extinguishment of debt, default interest and gains on settlement of debt create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment, while gains from early extinguishment of debt represent the writeoff of unamortized debt premium on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the early repayment of debt associated with properties disposed or (ii) the restructuring or replacement of property-level financing to accommodate property dispositions. Consequently, management views these gains or losses as costs to complete the disposition of properties.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Management Statements on Non-GAAP Supplemental Measures (continued)

FFO before specified items: (continued)

We have excluded default interest accrued from defaulted mortgages as well as the writeoff of deferred financing costs related to defaulted mortgage loans from the calculation of FFO before specified items since these charges are a direct result of management’s decision to dispose of property other than by sale. Management views these charges as costs to complete the disposition of the related properties.

Management excludes gains on settlement of debt from the calculation of FFO before specified items because they relate to the financial statement impact of decisions made to dispose of property. These types of gains create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.

Adjusted Funds from Operations:

We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO (i) non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as leasing payroll, (iii) recurring and non-recurring capital expenditures required to maintain and re-tenant our properties, (iv) regular principal payments required to service our debt, and (v) 2nd generation tenant improvements and leasing commissions. Management uses AFFO as a supplemental liquidity measure because, when compared year over year, it assesses our ability to fund our dividend and distribution requirements from our operating activities. We also believe that, as a widely recognized measure of the liquidity of REITs, AFFO will be used by investors as a basis to assess our ability to fund dividend payments in comparison to other REITs.

However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our liquidity is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.

MPG Office Trust, Inc.
Supplemental Operating and Financial Data
First Quarter 2013

Management Statements on Non-GAAP Supplemental Measures (continued)

EBITDA:

Management uses EBITDA as an indicator of our ability to incur and service debt. We believe EBITDA is an appropriate supplemental measure for such purposes, because the amounts spent on interest are, by definition, available to pay interest, income tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up, and depreciation and amortization are non-cash charges. In addition, we believe EBITDA is frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDA is calculated before recurring cash charges including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDA should not be considered an alternative to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDA should not be considered as an alternative to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDA differently than we do; accordingly, our EBITDA may not be comparable to such other Equity REITs’ EBITDA.

Adjusted EBITDA:

Management also uses Adjusted EBITDA as a supplemental performance measure because gains or losses from early extinguishment of debt, impairment writedowns of depreciable real estate, gains on settlement of debt and gain on sale of interest in unconsolidated joint venture create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment, while gains from early extinguishment of debt represent the writeoff of unamortized debt premium on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the early repayment of debt associated with properties disposed or (ii) the restructuring or replacement of property-level financing to accommodate property dispositions. Consequently, management views these gains or losses as costs to complete the disposition of properties.

Impairment writedowns represent charges taken to write down depreciable real estate to estimated fair value when events or changes in circumstances indicate that the carrying amount may not be recoverable. In some instances, the disposition of properties impaired in prior periods may result in a gain on settlement of debt at the time of disposition. Management excludes impairment writedowns on depreciable real estate, gains on disposition of depreciable real estate, gains on settlement of debt and gain on sale of interest in unconsolidated joint venture from the calculation of Adjusted EBITDA because they relate to the financial statement impact of decisions made to dispose of property, whether in the period of disposition or in advance of disposition. These types of gains or losses create volatility in our earnings and make it difficult for investors to determine the earnings generated by our ongoing business operations.

Coverage Ratios:

We present interest and fixed charge coverage ratios as supplemental liquidity measures. Management uses these ratios as indicators of our financial flexibility to service current interest expense and debt amortization from current cash net operating income. In addition, we believe that these coverage ratios represent common metrics used by securities analysts, investors and other interested parties to evaluate our ability to service fixed cash payments. However, because these ratios are derived from EBITDA, their utility is limited by the same factors that limit the usefulness of EBITDA as a liquidity measure. Accordingly, our interest coverage ratio should not be considered as an alternative to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity.